EXHIBIT 32

Certification by the Chief Executive Officer and Chief Financial Officer
Relating to a Periodic Report Containing Financial Statements

I, David W. Trego, Chief Executive Officer, and I, John C. Barney, Chief Financial Officer, of UGI Utilities, Inc., a Pennsylvania corporation (the “Company”), hereby certify that to our knowledge:

(1)
The Company’s periodic report on Form 10-K for the period ended September 30, 2008 (the “Form 10-K”) containing the financial statements fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934, as amended; and

(2)	The information contained in the Form 10-K fairly presents, in all material respects, the financial condition and results of operations of the Company.

* * *

CHIEF EXECUTIVE OFFICER	CHIEF FINANCIAL OFFICER
/s/ David W. Trego	/s/ John C. Barney

David W. Trego	John C. Barney

Date: November 21, 2008	Date: November 21, 2008